EXHIBIT 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-11404 and No. 333-49402) pertaining to the 1998 Stock Incentive Plan and the 1996 Stock Option Plan respectively of LML Payment Systems Inc. of our report dated June 8, 2004, with respect to the consolidated financial statements of LML Payment Systems Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2004.
/s/ ERNST & YOUNG LLP	Chartered Accountants
Vancouver, Canada June 14, 2004